UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 10, 2023

U.S. Silica Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35416	26-3718801
(Commission File Number)	(IRS Employer Identification No.)

24275 Katy Freeway, Suite 600, Katy, Texas	77494
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 258-2170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	SLCA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Jay Moreau as Executive Vice President and Chief Operating Officer

On August 10, 2023, Jay Moreau was appointed to serve, effective August 14, 2023 (the “Effective Date”), as Executive Vice President and Chief Operating Officer of U.S. Silica Holdings, Inc. (the “Company” or “U.S. Silica”). Mr. Winkler has resigned as Executive Vice President and Chief Operating Officer of the Company, effective as of the Effective Date. To ensure an orderly transition, Mr. Winkler will continue with the Company in a strategic advisory role through September 2023, then shift to a consulting role.

Mr. Moreau, age 57, served as Chief Executive Officer of the U.S. Aggregates and Construction Materials operations of Holcim US, a global leader in innovative and sustainable building solutions, from February 2019 to January 2023. Prior to his role at Holcim, Mr. Moreau served with Martin Marietta Materials, a supplier of building materials, for 22 years, where he held positions of increasing responsibility, most recently as Senior Vice President of Operations Services, which position he held from 2011 to February 2019. Mr. Moreau holds a Bachelor of Science degree from Juniata College in Huntingdon, Pennsylvania.

In connection with his appointment, Mr. Moreau will be entitled to the following compensation, subject to the discretion of the Compensation Committee (the “Committee”) of the Board of Directors of the Company to adjust such amounts from time to time: (i) an annual base salary of $440,000 per year, (ii) a target value under the Company’s Annual Bonus Incentive Program (“ABIP”) of $374,000 per year, which amount will be prorated for 2023, with the payout of any such ABIP award to be determined by the Committee in accordance with the performance criteria established by the Committee from time to time, and (iii) a target value under the Company’s Long-Term Incentive Plan (“LTI”) of $1,155,000, with the allocation of any such LTI award to be in accordance with the practices approved by the Committee from time to time and with the first annual award eligibility to be the first quarter of 2024. Mr. Moreau shall also receive a sign-on equity award under the Company’s Amended and Restated 2011 Incentive Compensation Plan, as may be amended from time to time (the “Incentive Plan”) of 60,000 restricted stock units which shall vest in three equal installments on the anniversary of the grant date and which shall be subject to the terms of the Incentive Plan and the restricted stock unit agreement to be entered into between the Company and Mr. Moreau.

Mr. Moreau will be entitled to participate in U.S. Silica’s Amended and Restated Change in Control Severance Plan, as amended and restated April 29, 2020, as may be further amended from time to time (the “CIC Plan”), which is described under the heading “Potential Payments Upon Employment Termination or Change in Control – CIC Plan” in U.S. Silica’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on March 28, 2023, on the same basis as other executive officers. A copy of the CIC Plan was included as Exhibit 10.2 to U.S. Silica’s Quarterly Report on Form 10-Q filed with the SEC on May 1, 2020.

In addition, Mr. Moreau will enter into U.S. Silica’s standard indemnification agreement for executive officers. A copy of the form of Indemnification Agreement was included as Exhibit 10.20 to U.S. Silica’s Registration Statement on Form S-1 filed with the SEC on December 29, 2011.

There are no arrangements or understandings between Mr. Moreau and any other persons pursuant to which Mr. Moreau was appointed as Executive Vice President and Chief Operating Officer. There are no relationships between Mr. Moreau and U.S. Silica or its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Resignation of Michael Winkler as Executive Vice President and Chief Operating Officer

On August 10, 2023, the Company and U.S. Silica Company entered into a Separation, Consulting and General Release Agreement (the “Separation Agreement”) with Mr. Winkler, pursuant to which, effective as of the Effective Date, Mr. Winkler will no longer be an executive officer of the Company. From the Effective Date through September 30, 2023 (the “Transition Period”), Mr. Winkler shall continue as an employee of the Company in the position of Special Advisor to the Chief Executive Officer.

Pursuant to the Separation Agreement, during the Transition Period Mr. Winkler will continue to receive his annual base salary of $440,000, will continue to be a participant in the CIC Plan and will remain eligible for the Company’s standard benefits, subject to the terms and conditions applicable to such plans and programs. Mr. Winkler will also be eligible to earn a prorated annual incentive under the Company’s 2023 ABIP, with performance goals commensurate with Mr. Winkler’s position on the Effective Date. The proration shall be based on the number of days that Mr. Winkler is employed by the Company in 2023; that is, through the end of the Transition Period. Any prorated 2023 ABIP earned will be paid in accordance with the Company’s standard practices by March 15, 2024. Mr. Winkler will not be eligible to participate in the Company’s 2024 ABIP.

Pursuant to the Separation Agreement, the Company agrees to engage Mr. Winkler as a consultant commencing on the last day of the Transition Period and continuing for 12 months thereafter, unless terminated earlier pursuant to the terms of the Separation Agreement (the “Consulting Period”). The Consulting Period may be extended by mutual agreement of the parties. During the Consulting Period, Mr. Winkler agrees to provide consulting services at mutually agreeable times to the Company in any area of his expertise, including but not limited to general transition support and other assignments as requested by the Company’s Chief Executive Officer (the “Consulting Services”). During the Consulting Period, Mr. Winkler will receive cash compensation for the Consulting Services at a rate of $55,000 per calendar quarter (the “Consulting Fees”). The Consulting Fees due to Mr. Winkler shall be prorated for any calendar quarter in which he is not engaged as a consultant for the full calendar quarter.

Mr. Winkler’s outstanding restricted stock units and performance share units (the “Equity Awards”) will continue to vest under the existing terms and conditions set forth in the Incentive Plan and Mr. Winkler’s applicable grant documents through the end of the Consulting Period. Mr. Winkler will not be entitled to the grant of any Equity Award after the end of the Transition Period.

During the initial 12 month term of the Consulting Period, Mr. Winkler shall remain eligible to receive the severance payments and benefits he would have been eligible to receive under the CIC Plan had he remained a participating employee in the CIC Plan during the Consulting Period, subject to the following: (i) Mr. Winkler shall only be entitled to severance benefits under the CIC Plan if a Change in Control (as defined in the CIC Plan) occurs and Mr. Winkler’s Consulting Services are terminated by the Company or a successor entity other than for Cause (as defined in the CIC Plan) during the initial 12 month term of the Consulting Period, and (ii) if Mr. Winkler becomes entitled to severance benefits under the CIC Plan, his Severance Payment (as that term is defined in Section 2.2(a) of the CIC Plan) shall be equal to 1.0 times his 2023 base salary and 2023 target annual bonus opportunity.

The foregoing summary of the terms of the Separation Agreement is qualified in its entirety by the terms of the Separation Agreement, a copy of which is attached as Exhibit 10.1 to this Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On August 11, 2023, the Company issued a press release (the “Press Release”) announcing the appointment of Mr. Moreau and the resignation of Mr. Winkler. A copy of the Press Release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

The information set forth in this Item 7.01 of this Current Report and the Press Release attached hereto as Exhibit 99.1 are being furnished by the Company and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

10.1*	Separation, Consulting and General Release Agreement dated August 10, 2023 by and between Michael L. Winkler, U.S. Silica Company and U.S. Silica Holdings, Inc.

99.1	U.S. Silica Holdings, Inc. press release dated August 11, 2023

104	Cover Page Interactive Data File (formatted as inline XBRL)

*	Exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K. Copies of any omitted exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2023

U.S. SILICA HOLDINGS, INC.

/s/ Stacy Russell
Stacy Russell
Executive Vice President, General Counsel & Corporate Secretary